Exhibit 99.1

Puerto Rico Contact: Marilyn Santiago-Colón, Oriental Financial Group Inc. (787) 993-4648

U.S. Contact: Steven Anreder and Gary Fishman, Anreder & Company (212) 532-3232
ORIENTAL FINANCIAL GROUP REPORTS 2009 INCOME AVAILABLE TO COMMON
SHAREHOLDERS OF $18.1 MILLION, SIGNIFICANTLY IMPROVED LEVELS OF
ASSET QUALITY, LIQUIDITY, AND CAPITAL
Company Sells $536 Million of Non-Agency CMOs & CDOs,
Positioning the Group for Growth Opportunities
SAN JUAN, Puerto Rico, January 28, 2010 — Oriental Financial Group Inc. (NYSE: OFG) today announced income available to common shareholders for the year ended December 31, 2009 of $18.1 million, equal to $0.75 per basic and diluted share.
Results for the year included a 9.9% year over year increase in pre-tax operating income, to $62.1 million, and pre-tax net gains on sales of agency securities, derivatives and trading activities totaling $119.8 million. Results also include the effects in the fourth quarter of 2009 of sales of $116.0 million of collateralized debt obligations (CDOs) in December 2009 and $420.1 million of non-agency collateralized mortgage obligations (CMOs) in January 2010 (these transactions are described in more detail below). The CDOs and CMOs sold represented approximately 75% of Oriental’s non-agency investments.
Oriental’s pre-tax operating income, which is presented in the accompanying tables, consists of net interest income after provision for loan losses and core non-interest income from banking and financial service revenues, less non-interest expenses.
Comment
“We enter 2010 with one of the cleanest, most secure balance sheets among banks in Puerto Rico, with a strong and growing banking-financial services franchise and year-end book value of $10.82 per share, up 35.9% from $7.96 at December 31, 2008,” said José Rafael Fernández, President and Chief Executive Officer.
“The sale of the aforementioned CMOs and CDOs has significantly improved our asset quality and materially improved our liquidity, providing us with complete financial flexibility to pursue growth opportunities.”
“We are particularly pleased that our strong capital position enabled us to increase loan production and purchases in 2009 by 8.8%, to $323.3 million, helping families and businesses in Puerto Rico to buy homes and finance operations, thereby doing our part to contribute to the local economy,” Mr. Fernández said.

Annual Results Highlights
Operations
•	Net interest income increased 17.6%, to $130.9 million, due to an improvement in the net interest margin to 2.14% from 1.86%, primarily reflecting lower cost of funds.

•	Core banking and financial service revenues increased 12.6%, to $30.2 million, primarily reflecting a $6.0 million increase in mortgage banking activities, to $9.7 million.

•	Retail deposits, benefiting from expanded market share, grew 29.8% or $323.0 million, to $1.4 billion, enabling the Group to reduce higher cost deposits.

•	Higher cost brokered deposits decreased 60.8% or $315.2 million, and other wholesale institutional deposits decreased 25.8% or $47.6 million.

•	Total client assets managed increased 6.4%, to $3.1 billion, with the opening of new trust, Keogh, 401K and wealth management accounts.

•	Non-interest expenses increased 14.6%, to $83.4 million, largely the result of the industry-wide increase in Federal Deposit Insurance Corporation (FDIC) insurance assessments.

•	As a result of increased operating income, investment gains, and income tax rates for financial institutions and international banking entities doing business in Puerto Rico, the income tax provision totaled $7.0 million.
Investment Portfolio
•	The Group took advantage of market conditions during the year to realize gains on: (i) sales of agency securities of $78.3 million, (ii) derivative activities of $28.9 million, and (iii) trading activities of $12.6 million.

•	Thereafter, in December 2009, the Group made the strategic decision to sell $116.0 million of CDOs at a loss of $73.9 million, including non-credit portion of impairment value previously recorded as unrealized loss in other comprehensive loss.

•	For the same strategic reasons, in early January 2010, the Group sold $420.1 million of non-agency CMOs at a loss of $45.8 million. This loss was accounted for as other than temporary impairment in the fourth quarter of 2009.

•	After giving effect to the aforementioned transactions, approximately 96% of the Group’s investment securities portfolio consists of fixed-rate mortgage-backed securities or notes, guaranteed or issued by FNMA, FHLMC or GNMA, and U.S. agency senior debt obligations, backed by a U.S. government sponsored entity or the full faith and credit of the U.S. government. This compares to 85% at September 30, 2009.
Capital
•	Stockholders’ equity increased $68.8 million or 26.3%, to $330.2 million, at December 31, 2009, compared to a year ago, due to earnings retention and improved mark to market valuation of the Group’s investment portfolio.

•	Tangible common equity to risk-weighted assets and total equity to risk-weighted assets at December 31, 2009 increased to 11.79% and 14.96%, respectively, from 8.40% and 11.47%, respectively at December 31, 2008.

•	The Group maintains regulatory capital ratios well above the requirements for a well-capitalized institution. At December 31, 2009, the Leverage Capital Ratio was 6.52%, Tier-1 Risk-Based Capital Ratio was 18.79%, and Total Risk-Based Capital Ratio was 19.84%.
Credit Quality
•	Net credit losses increased $1.9 million, to $6.7 million, representing 0.57% of average loans outstanding, versus 0.39% in 2008. The allowance for loan losses stood at $23.3 million (2.00% of total loans) at December 31, 2009, compared to $14.3 million (1.16% of total loans) a year ago.

•	The Group’s non-performing loans generally reflect the economic environment in Puerto Rico. Nonetheless, the Group does not expect non-performing loans to result in significantly higher losses as most are well-collateralized with adequate loan-to-value ratios. In residential mortgage lending, more than 90% of the Group’s portfolio consists of fixed-rate, fully amortizing, fully documented loans that do not have the level of risk generally associated with subprime loans. In commercial lending, more than 90% of its loans are collateralized by real estate.
Highlights 4Q09 vs. 4Q08 Operating Results
•	Oriental’s niche market approach to the integrated delivery of services to mid and high net worth clients continued to perform well as the Group expanded market share based on its service proposition and capital strength, as opposed to using interest rates to attract loans or deposits.

•	Pre-tax operating income increased 1.4%, to $14.6 million compared to $14.4 million.

•	Net interest income increased 7.1%, to $31.9 million, due to an improvement in the net interest margin to 2.11% from 1.98%, primarily reflecting lower cost of funds, partially offset by lower yields on assets due to the sale of certain higher yielding securities during 2009.

•	Core banking and financial service revenues increased 28.4%, to $8.5 million, with across the board increases in financial services, banking services and mortgage banking activities. Financial services benefited from both a strong quarter in brokerage as well as in trust and insurance.

•	Mortgage production and purchases increased 22.9%, to $68.2 million, and commercial loan production increased 55.3%, to $21.7 million. The Group sells most of its conforming mortgages, which represented 90% of fourth quarter production, into the secondary market, retaining servicing rights. As a result, mortgage banking activities reflect originations as well as a growing servicing portfolio, a source of recurring revenue.

•	Non-interest expenses increased 14.3%, to $21.4 million, primarily due to increases in incentive-performance based compensation, FDIC insurance on Oriental’s larger deposit base, and professional fees.

Non-GAAP Financial Measures
From time to time, the Group uses certain non-GAAP measures of financial performance to supplement the financial statements presented in accordance with GAAP. The Group presents non-GAAP measures when its management believes that the additional information is useful and meaningful to investors. Non-GAAP measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP.
The Group’s management has reported and discussed the results of operations herein both on a GAAP basis and on a pre-tax operating income basis (as defined on page 1 of this release and calculated on the accompanying table). The Group’s management believes that, given the nature of the items excluded from the definition of pre-tax operating income, it is useful to state what the results of operations would have been without them so that investors can see the financial trends from the Group’s continuing business.
Tangible common equity consists of common equity less goodwill. Management believes that the ratios of tangible common equity to total assets and to risk-weighted assets assist investors in analyzing the Group’s capital position.
Conference Call
A conference call to discuss the Group’s results, outlook and related matters will be held on Friday, January 29, 2010 at 10:00 AM Eastern Time or 11:00 AM Puerto Rico Time. The call will be accessible live via a webcast on the Group’s Investor Relations website at www.orientalfg.com. A webcast replay will be available shortly thereafter. Access the webcast link in advance to download any necessary software.
About Oriental Financial Group
Oriental Financial Group Inc. is a diversified financial holding company operating under U.S. and Puerto Rico banking laws and regulations. Now in its 46th year in business, Oriental provides a full range of mortgage, commercial and consumer banking services through 21 Oriental Group financial centers in Puerto Rico, as well as financial planning, trust, insurance, investment brokerage and investment banking services. Investor information about Oriental can be found at www.orientalfg.com.
Forward-Looking Statements
This news release may contain forward-looking statements that reflect management’s beliefs and expectations and are subject to risks and uncertainties inherent to the Group’s business, including, without limitation, the effect of economic and market conditions, the level and volatility of interest rates, and other risks and considerations detailed in the Group’s filings with the Securities and Exchange Commission. These or other factors could cause actual results to differ materially from forward-looking statements. The Group also disclaims any obligations to update information contained in this news release because of developments occurring after the date of issuance.
# # #

ORIENTAL FINANCIAL GROUP Financial Summary (NYSE: OFG)

	QUARTER ENDED				YEAR ENDED
Summary of Operations (Dollars in thousands, except per share data):	31-Dec-09	31-Dec-08%		30-Sep-09	31-Dec-09	31-Dec-08%
Interest Income:
Loans	$17,798	$19,684	-9.6%	$18,251	$73,076	$79,165	-7.7%
Mortgage-backed securities	46,837	49,713	-5.8%	48,750	198,015	184,019	7.6%
Investment securities	10,209	17,491	-41.6%	11,412	47,776	73,948	-35.4%
Short term investments	23	148	-84.5%	140	534	1,907	-72.0%

Total interest income	74,867	87,036	-14.0%	78,553	319,401	339,039	-5.8%

Interest Expense:
Deposits	12,731	13,035	-2.3%	13,990	54,693	49,781	9.9%
Securities sold under agreements to repurchase	25,818	40,459	-36.2%	27,209	116,755	161,363	-27.6%
Advances from FHLB, term notes, and other borrowings	3,103	3,239	-4.2%	3,106	12,380	14,280	-13.3%
FDIC-guaranteed term notes	1,021	—	100.0%	1,021	3,175	—	100.0%
Subordinated capital notes	307	527	-41.7%	333	1,465	2,304	-36.4%

Total interest expense	42,980	57,260	-24.9%	45,659	188,468	227,728	-17.2%

Net interest income	31,887	29,776	7.1%	32,894	130,933	111,311	17.6%
Provision for loan losses	4,400	3,280	34.1%	4,400	15,650	8,860	76.6%

Net interest income after provision for loan losses	27,487	26,496	3.7%	28,494	115,283	102,451	12.5%

Non-Interest Income (Loss):
Financial service revenues	4,309	3,985	8.1%	3,764	14,473	16,481	-12.2%
Banking service revenues	1,640	1,398	17.3%	1,422	6,020	5,726	5.1%
Investment banking revenues (losses)	—	—	0.0%	—	(4)	950	-100.4%
Mortgage banking activities	2,537	1,224	107.3%	2,232	9,728	3,685	164.0%

Total banking and financial service revenues	8,486	6,607	28.4%	7,418	30,217	26,842	12.6%
Net gain (loss) on:
Sales of securities	(52,003)	25,162	-306.7%	35,528	4,385	35,070	-87.5%
Other than temporary impairments on securities	(47,399)	—	-100.0%	(8,259)	(60,074)	(58,804)	-2.2%
Derivatives	9,149	304	100.0%	(64)	28,927	(12,943)	323.5%
Mortgage tax credits	—	(2,480)	100.0%	—	—	(2,480)	100.0%
Early extinguishment of repurchase agreements	—	—	—	(17,551)	(17,551)	—	-100.0%
Trading securities	137	19	100.0%	(505)	12,564	(13)	100.0%
Foreclosed real estate	6	(218)	102.8%	(278)	(570)	(670)	15.0%
Other investments	9	16	-43.8%	10	43	148	-70.9%
Other	10	1	100.0%	21	71	608	-88.3%

Total non-interest income (loss)	(81,605)	29,411	-377.5%	16,320	(1,988)	(12,242)	83.8%

Non-Interest Expenses:
Compensation and employee benefits	8,345	7,291	14.5%	7,882	31,971	30,572	4.6%
Occupancy and equipment	3,768	3,630	3.8%	3,747	14,763	13,843	6.6%
Professional and service fees	2,968	2,599	14.2%	2,459	10,428	9,203	13.3%
Insurance	1,673	622	169.0%	1,273	7,233	2,421	198.8%
Advertising and business promotion	880	1,213	-27.5%	1,097	4,208	3,970	6.0%
Taxes, other than payroll and income taxes	875	652	34.2%	834	3,004	2,514	19.5%
Electronic banking charges	587	484	21.3%	471	2,194	1,726	27.1%
Loan servicing expenses	419	361	16.1%	397	1,586	1,383	14.7%
Communication	404	328	23.2%	382	1,567	1,292	21.3%
Directors and investor relations	344	305	12.8%	348	1,374	1,159	18.6%
Clearing and wrap fees expenses	317	349	-9.2%	293	1,177	1,250	-5.8%
Printing, postage, stationery and supplies	237	252	-6.0%	194	902	988	-8.7%
Other	589	649	-9.2%	1,109	2,971	2,421	22.7%

Total non-interest expenses	21,406	18,735	14.3%	20,486	83,378	72,742	14.6%

Income (loss) before income taxes	(75,524)	37,172	-303.2%	24,328	29,917	17,467	71.3%
Income tax expense (benefit)	(1,479)	(3,240)	54.4%	3,001	6,972	(9,323)	174.8%

Net income (loss)	(74,045)	40,412	-283.2%	21,327	22,945	26,790	-14.4%
Less: Dividends on preferred stock	(1,201)	(1,201)	—	(1,201)	(4,802)	(4,802)	—

Income available (loss) to common shareholders	$(75,246)	$39,211	-291.9%	$20,126	$18,143	$21,988	-17.5%

PRE-TAX OPERATING INCOME
Net interest income after provision for loan losses	$27,487	$26,496	3.7%	$28,494	$115,283	$102,451	12.5%
Core non-interest income
Financial service revenues	4,309	3,985	8.1%	3,764	14,473	16,481	-12.2%
Banking service revenues	1,640	1,398	17.3%	1,422	6,020	5,726	5.1%
Investment banking revenues (losses)	—	—	—	—	(4)	950	-100.4%
Mortgage banking activities	2,537	1,224	107.3%	2,232	9,728	3,685	164.0%

Total core non-interest income	8,486	6,607	28.4%	7,418	30,217	26,842	12.6%
Less non interest expenses	(21,406)	(18,735)	-14.3%	(20,486)	(83,378)	(72,742)	-14.6%

Total Pre-tax operating income	$14,567	$14,368	1.4%	$15,426	$62,122	$56,551	9.9%

ORIENTAL FINANCIAL GROUP Financial Summary (NYSE: OFG)

	QUARTER ENDED				YEAR ENDED
(Dollars in thousands, except per share data):	31-Dec-09	31-Dec-08%		30-Sep-09	31-Dec-09	31-Dec-08%
INCOME (LOSS) PER COMMON SHARE
Basic	$(3.10)	$1.61	-292.5%	$0.83	$0.75	$0.91	-17.6%

Diluted	$(3.09)	$1.61	-291.9%	$0.83	$0.75	$0.90	-16.7%

COMMON STOCK DATA
Average common shares outstanding	24,303	24,295	—	24,303	24,289	24,260	0.1%
Average potential common shares-options	51	16	220.1%	65	17	67	-74.4%

Total average shares outstanding and equivalents	24,354	24,311	0.2%	24,368	24,306	24,327	-0.1%

Cash dividends per share of common stock	$0.04	$0.14	-71.4%	$0.04	$0.16	$0.56	-71.4%

Cash dividends declared on common shares	$972	$3,402	-71.4%	$972	$3,888	$13,608	-71.4%

Pay-out ratio	-1.29%	8.70%	-114.8%	4.82%	21.33%	61.54%	-65.3%

SELECTED FINANCIAL DATA

PERFORMANCE RATIOS:

Return on average assets	-4.49%	2.56%	-275.4%	1.32%	0.35%	0.43%	-18.6%

Return on average common equity	-103.93%	99.67%	-204.3%	28.12%	7.16%	9.51%	-24.7%

Efficiency ratio	53.02%	51.49%	3.0%	50.82%	51.74%	52.65%	-1.7%

TAX EQUIVALENT SPREAD
Interest-earning assets	4.94%	5.78%	-14.5%	5.19%	5.22%	5.68%	-8.1%
Tax equivalent adjustment	1.78%	1.92%	-7.3%	1.79%	1.72%	1.88%	-8.5%

Interest-earning assets — tax equivalent	6.72%	7.70%	-12.7%	6.98%	6.94%	7.56%	-8.2%
Interest-bearing liabilities	2.98%	4.01%	-25.7%	3.12%	3.22%	4.06%	-20.7%

Tax equivalent interest rate spread	3.74%	3.69%	1.4%	3.86%	3.72%	3.50%	6.3%

Tax equivalent interest rate margin	3.89%	3.74%	4.0%	3.96%	3.86%	3.74%	3.2%

NORMAL SPREAD
Investments	4.65%	5.62%	-17.3%	4.94%	4.99%	5.46%	-8.6%
Loans	6.15%	6.39%	-3.8%	6.24%	6.20%	6.52%	-4.9%

Interest-earning assets	4.94%	5.78%	-14.5%	5.19%	5.22%	5.68%	-8.1%

Deposits	2.90%	3.35%	-13.4%	3.10%	3.13%	3.54%	-11.6%
Borrowings	3.01%	4.25%	-29.2%	3.13%	3.25%	4.24%	-23.3%

Interest-bearing liabilities	2.98%	4.01%	-25.7%	3.12%	3.22%	4.06%	-20.7%

Interest rate spread	1.96%	1.77%	10.7%	2.07%	2.00%	1.62%	23.5%

Interest rate margin	2.11%	1.98%	6.6%	2.17%	2.14%	1.86%	15.1%

AVERAGE BALANCES
Investments	$4,907,790	$4,791,032	2.4%	$4,886,104	$4,938,214	$4,759,824	3.7%
Loans	1,158,245	1,231,864	-6.0%	1,169,558	1,178,890	1,213,401	-2.8%

Interest-earning assets	$6,066,035	$6,022,896	0.7%	$6,055,662	$6,117,104	$5,973,225	2.4%

Deposits	$1,755,052	$1,554,648	12.9%	$1,803,455	$1,746,042	$1,405,929	24.2%
Borrowings	4,022,421	4,159,521	-3.3%	4,052,469	4,113,207	4,196,693	-2.0%

Interest-bearing liabilities	$5,777,473	$5,714,169	1.1%	$5,855,924	$5,859,249	$5,602,622	4.6%

ORIENTAL FINANCIAL GROUP Financial Summary (NYSE: OFG)

	AS OF
(Dollars in thousands)	31-Dec-09	31-Dec-08%		30-Sep-09
BALANCE SHEET

Cash and due from banks	$277,123	$66,372	317.5%	$170,443

Investments:
Trading securities	523	256	104.3%	39
Investment securities available-for-sale, at fair value with amortized cost of $5,044,017 (December 31, 2008 - $4,052,574, September 30, 2009 - $4,604,048)
FNMA and FHLMC certificates	2,764,173	1,546,750	78.7%	2,601,515
Obligations of US Government sponsored agencies	1,007,091	941,916	6.9%	695,912
Non-agency collateralized mortgage obligations	446,037	529,664	-15.8%	457,216
CMO’s issued by US Government sponsored agencies	286,509	351,026	-18.4%	302,502
GNMA certificates	346,103	335,781	3.1%	229,760
Structured credit investments	38,383	136,181	-71.8%	141,259
Puerto Rico Government and agency obligations	65,364	82,889	-21.1%	64,462

Total investment securities available-for-sale	4,953,659	3,924,207	26.2%	4,492,626

Federal Home Loan Bank (FHLB) stock, at cost	19,937	21,013	-5.1%	19,937
Other investments	150	150	—	150

Total investments	4,974,269	3,945,626	26.1%	4,512,752

Securities sold but not yet delivered	—	834,976	-100.0%	417,280

Loans:
Mortgage loans	918,935	1,000,076	-8.1%	932,696
Commercial loans (including commercial loans with real estate collateral)	197,777	187,077	5.7%	194,718
Consumer loans	22,864	23,054	-0.8%	21,446

Loans receivable, gross	1,139,576	1,210,207	-5.8%	1,148,860
Less: Deferred loan fees, net	(3,496)	(3,364)	-3.9%	(3,305)

Loans receivable	1,136,080	1,206,843	-5.9%	1,145,555
Allowance for loan losses	(23,272)	(14,293)	-62.8%	(20,176)

Loans receivable, net	1,112,808	1,192,550	-6.7%	1,125,379
Mortgage loans held for sale	27,261	26,562	2.6%	26,213

Total loans, net	1,140,069	1,219,112	-6.5%	1,151,592

Accrued interest receivable	33,656	43,914	-23.4%	39,970
Deferred tax asset, net	31,685	28,463	11.3%	26,590
Prepaid FDIC Insurance	22,568	—	100.0%	—
Premises and equipment, net	19,775	21,184	-6.7%	20,202
Foreclosed real estate	9,347	9,162	2.0%	8,319
Prepaid expenses	4,269	3,433	24.4%	6,720
Derivative asset	8,511	—	100.0%	—
Servicing asset	7,120	2,819	152.6%	6,135
Investment in equity indexed options	6,464	12,801	-49.5%	5,983
Mortgage tax credits	3,819	5,047	-24.3%	3,819
Debt issuance costs	3,531	875	303.5%	3,839
Goodwill	2,006	2,006	—	2,006
Investment in statutory trust	1,086	1,086	—	1,086
Accounts receivable and other assets	5,535	8,660	-36.1%	4,310

Total assets	$6,550,833	$6,205,536	5.6%	$6,381,046

ORIENTAL FINANCIAL GROUP Financial Summary (NYSE: OFG)

	AS OF
(Dollars in thousands	31-Dec-09	31-Dec-08%		30-Sep-09
Deposits:
Non-interest bearing demand deposits	$73,548	$53,056	38.6%	$73,097
Interest-bearing savings and demand deposits	706,750	450,786	56.8%	769,119
Individual retirement accounts	312,843	286,691	9.1%	307,717
Retail certificates of deposit	312,410	292,046	7.0%	253,644

Total Retail Deposits	1,405,551	1,082,579	29.8%	1,403,577
Institutional deposits	136,683	184,283	-25.8%	160,243
Brokered deposits	203,267	518,438	-60.8%	354,085

Total deposits	1,745,501	1,785,300	-2.2%	1,917,905

Borrowings:
Federal funds purchased and other short term borrowings	49,179	29,193	68.5%	35,328
Securities sold under agreements to repurchase	3,557,308	3,761,121	-5.4%	3,557,086
Advances from FHLB	281,753	308,442	-8.7%	281,741
FDIC-guaranteed term notes	105,834	—	100.0%	105,112
Subordinated capital notes	36,083	36,083	—	36,083

Total borrowings	4,030,157	4,134,839	-2.5%	4,015,350

Total interest-bearing liabilities	5,775,658	5,920,139	-2.4%	5,933,255

Securities purchased but not yet received	413,359	398	100.0%	30,945
Accrued expenses and other liabilities	31,650	23,682	33.6%	34,277

Total liabilities	6,220,667	5,944,219	4.7%	5,998,477

Preferred Equity	68,000	68,000	—	68,000

Common Equity:
Common stock	25,739	25,739	—	25,739
Additional paid-in capital	213,445	212,625	0.4%	213,264
Legal surplus	45,279	43,016	5.3%	52,659
Retained earnings	77,584	51,233	51.4%	146,421
Treasury stock, at cost	(17,142)	(17,109)	-0.2%	(17,147)
Accumulated other comprehensive loss	(82,739)	(122,187)	32.3%	(106,367)

Total common equity	262,166	193,317	35.6%	314,569

Total Stockholders’ equity	330,166	261,317	26.3%	382,569

Total liabilities and stockholders’ equity	$6,550,833	$6,205,536	5.6%	$6,381,046

SELECTED FINANCIAL DATA AT PERIOD-END
Common shares outstanding at end of period	24,235	24,297	-0.3%	24,232

Book value per common share	$10.82	$7.96	35.9%	$12.98

Trust Assets Managed	1,818,498	1,706,286	6.6%	$1,759,464
Broker-Dealer Assets Gathered	1,269,284	1,195,739	6.2%	1,235,341

Total Assets Managed	3,087,783	2,902,025	6.4%	2,994,805
Assets owned	6,550,833	6,205,536	5.6%	6,381,046

Total financial assets managed and owned	$9,638,616	$9,107,561	5.8%	$9,375,851

Number of financial centers	21	23	-8.7%	21

ORIENTAL FINANCIAL GROUP Financial Summary (NYSE: OFG)

	AS OF
(Dollars in thousands)	31-Dec-09	31-Dec-08%		30-Sep-09
CAPITAL RATIOS
Leverage Capital Ratio	6.52%	6.38%	2.2%	7.69%
Leverage Capital Ratio Required	4.00%	4.00%		4.00%
Actual Tier 1 Capital	$414,702	$389,235	6.5%	$496,541
Tier 1 Capital Required	$254,323	$244,101	4.2%	$258,445
Excess over regulatory requirement	$160,379	$145,134	10.5%	$238,096

Tier 1 Risk-Based Capital Ratio	18.79%	17.11%	9.9%	15.81%
Tier 1 Risk-Based Capital Ratio Required	4.00%	4.00%		4.00%
Actual Tier 1 Risk-Based Capital	$414,702	$389,235	6.5%	$496,541
Tier 1 Risk-Based Capital Required	$88,295	$91,022	-3.0%	$125,657
Excess over regulatory requirement	$326,407	$298,213	9.5%	$370,884
Risk-Weighted Assets	$2,207,383	$2,275,550	-3.0%	$3,141,420

Total Risk-Based Capital Ratio	19.84%	17.73%	12.0%	16.45%
Total Risk-Based Capital Ratio Required	8.00%	8.00%		8.00%
Actual Total Risk-Based Capital	$437,975	$403,523	8.5%	$516,717
Total Risk-Based Capital Required	$176,591	$182,044	-3.0%	$251,314
Excess over regulatory requirement	$261,384	$221,479	18.1%	$265,403
Risk-Weighted Assets	$2,207,383	$2,275,550	-3.0%	$3,141,420

Tangible common equity to total assets	3.97%	3.08%	28.9%	4.90%
Tangible common equity to risk-weighted assets	11.79%	8.40%	8.8%	9.95%
Total equity to total assets	5.04%	4.21%	19.7%	6.00%
Total equity to risk-weighted assets	14.96%	11.47%	1.2%	12.18%

ORIENTAL FINANCIAL GROUP Financial Summary (NYSE: OFG)

	QUARTER ENDED				YEAR ENDED
(Dollars in thousands)	31-Dec-09	31-Dec-08%		30-Sep-09	31-Dec-09	31-Dec-08%
Loan Production and Purchases Summary:
Mortgage loans production	$63,214	$53,658	17.8%	$54,507	$243,727	$229,895	6.0%
Mortgage loans purchased	5,013	1,858	169.8%	1,717	12,558	7,031	78.6%

Total mortgage	68,227	55,516	22.9%	56,224	256,285	236,926	8.2%

Commercial	21,746	14,000	55.3%	10,518	57,850	55,802	3.7%
Consumer	3,392	814	316.7%	2,426	9,198	4,415	108.3%

Total loan production and purchases	$93,365	$70,330	32.8%	$69,168	$323,333	$297,143	8.8%

CREDIT DATA
Net credit losses:
Mortgage	$717	$850	-15.6%	$544	$3,423	$1,977	73.1%
Commercial	408	225	81.3%	70	2,167	407	434.2%
Consumer	179	379	-52.8%	328	1,080	2,344	-54.2%

Total net credit losses	$1,304	$1,454	-10.3%	$942	$6,670	$4,728	41.1%

Net credit losses to average loans outstanding	0.45%	0.47%	-4.3%	0.32%	0.57%	0.39%	46.2%

	AS OF
	31-Dec-09	31-Dec-08%		30-Sep-09
Allowance for loan losses	$23,272	$14,293	62.8%	$20,176

Allowance coverage ratios:
Allowance for loan losses to total loans	2.00%	1.16%	72.4%	1.72%

Allowance for loan losses to non-performing loans	22.30%	18.45%	20.9%	21.67%

Allowance for loan losses to non-residential non-performing loans	144.25%	239.90%	-39.9%	211.40%

Non-performing assets summary:
Mortgage	$88,238	$71,531	23.4%	$83,551
Commercial, mainly real estate	15,688	5,186	202.5%	8,792
Consumer	445	772	-42.4%	751

Non-performing loans	104,371	77,489	34.7%	93,094
Foreclosed properties	9,347	9,162	2.0%	8,319

Non-performing assets	$113,718	$86,651	31.2%	$101,413

Non-performing loans to total loans	8.97%	6.28%	42.8%	7.94%

Non-performing loans to total assets	1.59%	1.25%	27.2%	1.46%

Non-performing assets to total assets	1.74%	1.40%	24.3%	1.59%

Non-performing assets to total capital	34.44%	33.16%	3.9%	26.51%